                                                                 EXHIBIT 11




               THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES


            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)


                                                                                 Three Months Ended
                                                                                     October 31,
                                                                                 -------------------
                                                                                 1994           1993
                                                                                 ----           ----
PRIMARY:
Average common shares outstanding . . . . . . . . . . . . . . . . . . . . .       5,487          5,487

Dilutive stock options based on the treasury stock method
using the period end market price . . . . . . . . . . . . . . . . . . . . .          --             --
                                                                                -------        -------

Average common and common share equivalents outstanding . . . . . . . . . .       5,487          5,487
                                                                                =======        =======

Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $(1,262)       $(1,340)
                                                                                =======        =======

Per share amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ (0.23)       $ (0.24)
                                                                                =======        =======


FULLY DILUTED:
Average common and common share equivalents
outstanding - primary . . . . . . . . . . . . . . . . . . . . . . . . . . .       5,487          5,487
                                                                                =======        =======

Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $(1,262)       $(1,340)
                                                                                =======        =======

Per share amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ (0.23)       $ (0.24)
                                                                                =======        =======


NOTE: Since dilution under fully diluted method is less than 3%, dual presentation on consolidated statements of operations is not required.